UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2022
___________________________
SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 28, 2022, SkyWater Technology, Inc. (the “Company”) and its subsidiaries, SkyWater Technology Foundry, Inc., SkyWater Federal, LLC and SkyWater Florida, Inc. (the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Siena Lending Group LLC, as agent (the “Agent”) for Siena Lending Group LLC and GRC SPV Investments, LLC and the other financial institutions party to the Loan Agreement from time to time (the “Lenders”). Under the Loan Agreement, SkyWater Technology Foundry, Inc. (“SkyWater Foundry”) will act as agent for all of the Borrowers.

The Loan Agreement provides for a revolving line of credit of up to $100 million with scheduled maturity date of December 28, 2025. On or after the six month anniversary of the December 28, 2022 closing date and prior to the date that is six months prior to the maturity date, the maximum revolving facility amount may be increased at the request of SkyWater Foundry to a maximum of $130 million if specified conditions are met. The Borrowers may be required to prepay the unpaid principal balance of the loans following specified prepayment events in the amount of 100% of the net proceeds received by the Company or any Borrower with respect to such prepayment event.

Borrowing under the Loan Agreement is limited by a borrowing base of specified advance rates applicable to billed accounts receivable, unbilled accounts receivable, inventory and equipment, subject to various conditions, limits and any availability block as provided in the Loan Agreement. The Loan Agreement also provides for borrowing base sublimits applicable to each of unbilled accounts receivable and equipment. Under certain circumstances, the Agent may from time to time establish and revise reserves against the borrowing base and/or the maximum revolving facility amount.

Proceeds of borrowings will initially be used to refinance all indebtedness owing to Wells Fargo Bank, National Association and to pay the fees, costs, and expenses incurred in connection with the Loan Agreement and the transactions contemplated thereby, and thereafter, for working capital purposes, for equipment, and for such other purposes as specifically permitted pursuant to the terms of the Loan Agreement. The Borrowers’ obligations under the Loan Agreement are secured by substantially all of their assets and guaranteed by the Company as further described in the Loan Agreement.

Borrowings under the Loan Agreement bear interest at a rate that depends upon the type of borrowing, whether a term secured overnight financing rate (SOFR) loan or base rate loan, plus the applicable margin. The term SOFR loan rate is a forward-looking term rate based on SOFR for a tenor of one month on the applicable day, subject to a minimum of 2.5% per annum. The base rate is the greatest of the prime rate, the Federal funds rate plus 0.5%, and 7.% per annum. The applicable margin is an applicable percentage based on the fix charged coverage ratio that ranges from 6.25% to 5.25% per annum for term SOFR loans and ranges from 5.25% to 4.25% per annum for base rate loans.

The Loan Agreement contains customary representations and warranties and financial and other covenants and conditions. Subject to certain cure rights, the Loan Agreement requires $10 million in minimum EBITDA (as defined in the Loan Agreement) calculated as of the last day of each calendar month commencing April 30, 2023 for the preceding twelve calendar months, prohibits unfunded capital expenditures in excess of $15 million calculated as of the last day of each calendar month commencing April 30, 2023 for the preceding twelve calendar months, and requires a minimum fixed charge coverage ratio, measured on a trailing 12 month basis, of not less than 1.00 to 1.00 if the Borrowers’ liquidity is less than $15 million. In addition, the Loan Agreement places certain restrictions on the Borrowers’ and the Company’s ability to incur additional indebtedness (other than permitted indebtedness), to create liens or other encumbrances (other than liens relating to permitted indebtedness), to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to the Company’s stockholders. The Borrowers are also obligated to pay to Agent, for its own benefit or the benefit of Lenders, certain customary fees.

The foregoing description of the Loan Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On December 28, 2022, in connection with the entry into the Loan Agreement, the Company repaid the $43.5 million in outstanding indebtedness under, and terminated, that certain Amended and Restated Credit Agreement dated as of December 28, 2020, by and between the Company (successor by conversion to CMI Acquisition, LLC), SkyWater Foundry and other subsidiaries of the Company as borrowers, and Wells Fargo Bank, National Association.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1
Loan and Security Agreement, dated as of December 28, 2022, among Siena Lending Group LLC, as Agent; Siena Lending Group LLC and GRC SPV Investments, LLC, as Lenders; SkyWater Technology Foundry, Inc., SkyWater Federal, LLC and SkyWater Florida, Inc., as Borrowers; and SkyWater Technology, Inc., as Guarantor. *

104	Cover Page Interactive Data File (formatted as inline XBRL).

* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which SkyWater Technology, Inc. agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: January 4, 2023	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer